Exhibit


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Prime Resource, Inc. (the "Company") on Form 10-QSB/A (Amendment No. 1)for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mr. Terry Deru, President and Chief Executive Officer and Mr. Andrew Limpert, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

         (1) The accompanying quarterly report on form 10 -QSB/A (Amendment No.1) for the period ending March 31, 2005 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Prime Resource, Inc.




Date:    January 5, 2006          /s/ Terry M. Deru
                                            Mr. Terry M. Deru
                                            President, Director



Date:    January 5, 2006                      /s/ Andrew W. Limpert
                                                      Mr. Andrew W. Limpert
                                             CFO, Director


A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.